UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2026

TANGER INC.
TANGER PROPERTIES LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(Tanger Inc.)	(Tanger Inc.)	(Tanger Inc.)
North Carolina	333-03526-01	56-1822494
(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tanger Inc.:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange
Tanger Properties Limited Partnership:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Tanger Inc.: Emerging growth company ☐
Tanger Properties Limited Partnership: Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Tanger Inc.: ☐
Tanger Properties Limited Partnership: ☐

Item 1.01    Entry into a Material Definitive Agreement.

On January 12, 2026, Tanger Properties Limited Partnership (the “Operating Partnership”), the operating partnership of Tanger Inc. (the “Company”), issued $250 million aggregate principal amount of its 2.375% Exchangeable Senior Notes due 2031 (the “Notes”), which included $30 million principal amount of Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined below) pursuant to the Purchase Agreement (as defined below). The Notes were issued in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed (the “Guarantee”), on a senior unsecured basis, by the Company. The Notes bear interest at a rate of 2.375% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026. The Notes will mature on January 15, 2031, unless earlier exchanged, redeemed or repurchased. In connection with the Offering, the Operating Partnership and the Company entered into a Purchase Agreement dated January 7, 2026 (the “Purchase Agreement”) with BofA Securities, Inc. (the "Representative"), as representative of the several initial purchasers named therein (the “Initial Purchasers”).

The net proceeds from the sale of the Notes were approximately $243 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Operating Partnership. The Operating Partnership and/or the Company (i) used approximately $9 million of the net proceeds from the Offering to pay the cost of the Capped Call Transactions (as defined below), (ii) used approximately $20 million of the net proceeds from the Offering to repurchase approximately 0.6 million common shares, par value $0.01 per share (the “Common Shares”), of the Company concurrently with the pricing of the Offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate, at a price per share equal to the last reported sale price of the Common Shares on the New York Stock Exchange on January 7, 2026 ($33.92), (iii) intends to use a portion of the net proceeds from the Offering, together with a portion of the proceeds of the Operating Partnership’s term loans, to repay all of the outstanding debt under the Operating Partnership’s unsecured lines of credit and the repayment in full of the Operating Partnership’s outstanding $350 million aggregate principal amount of 3.125% senior notes due 2026 at maturity on September 1, 2026, and (iv) intends to use the remaining net proceeds from the Offering for general corporate purposes, including the redemption or repayment of indebtedness.

Indenture

The Notes and the Guarantee were issued pursuant to an indenture, dated as of January 12, 2026 (the “Indenture”), among the Operating Partnership, the Company and U.S. Bank Trust Company, National Association, as trustee.

Prior to the close of business on the business day immediately preceding October 15, 2030, the Notes are exchangeable at the option of holders only upon certain circumstances and during certain periods. On or after October 15, 2030, the Notes will be exchangeable at the option of the holders at any time prior to the close of business on the business day immediately preceding the maturity date.

The Notes will be exchangeable at an initial exchange rate of 24.0662 Common Shares per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $41.55 per Common Share and an initial exchange premium of approximately 22.5% over the closing price of $33.92 per Common Share reported on the New York Stock Exchange on January 7, 2026). The exchange rate is subject to customary anti-dilution adjustment provisions but will not be adjusted for any accrued and unpaid interest. The Notes will be exchangeable for cash up to the aggregate principal amount of the Notes to be exchanged and, in respect of the remainder of the exchange obligation, if any, in excess thereof, cash, Common Shares or a combination thereof, at the election of the Operating Partnership.

If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date for the notes, subject to certain conditions and a limited exception, holders of the Notes may require the Operating Partnership to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, if certain corporate events occur or if the Operating Partnership calls any Notes for redemption, the Operating Partnership may be required, in certain circumstances, to increase the exchange rate for any Notes in connection with any such corporate event or exchange their Notes called (or deemed called, as provided in the Indenture) for redemption by a specified number of Common Shares, up to a maximum of 29.4811 Common Shares per $1,000 principal amount of Notes.

The Operating Partnership may redeem for cash all or any portion of the Notes (subject to certain limitations), if the Company’s board of directors (or a committee thereof) determines such redemption is necessary to preserve the Company’s status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Operating Partnership does not have any other right to redeem the Notes prior to January 22, 2029. On any business day on or after January 22, 2029 and prior to the 41st scheduled trading day immediately preceding the maturity date, the Operating Partnership may redeem the Notes, at its option, in whole or in part (subject to certain limitations), if the last reported sale price of the Common Shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Operating Partnership provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of the Notes on a record date to receive the related interest payment).

The Notes and the Guarantee are the Operating Partnership’s and the Company’s senior unsecured obligations, respectively, and as applicable, rank senior in right of payment to any of the Operating Partnership’s and the Company’s indebtedness that is expressly subordinated in right of payment to the Notes or the Guarantee, as applicable, rank equal in right of payment with any of the Operating Partnership’s or the Company’s liabilities that are not so subordinated, are effectively subordinated in right of payment to any of the Operating Partnership’s or the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and are effectively subordinated to all indebtedness and other liabilities of the Company’s respective subsidiaries (other than the Operating Partnership).

The Indenture provides for customary events of default, all as described in the Indenture.

With the exception of covenants restricting the Operating Partnership’s and the Company’s ability to merge, consolidate or sell substantially all of substantially all their respective assets, the Indenture does not provide for any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Operating Partnership, the Company or any of the Operating Partnership’s or the Company’s other subsidiaries.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on January 12, 2026, the Operating Partnership and the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Representative, as representative of the Initial Purchasers.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•on or before the 90th day after the original issuance of the Notes, cause a shelf registration statement to become effective or file a resale prospectus supplement to an effective shelf registration statement with the Securities and Exchange Commission (the “SEC”) providing for the registration of, and the sale on a continuous or delayed basis by the holders of, the Common Shares, if any, deliverable upon exchange of the Notes; and

•use commercially reasonable efforts to keep the shelf registration statement or resale prospectus effective to and including the earlier of (1) the 50th trading day immediately following the maturity date for the notes (subject to extension for any suspension of the effectiveness of the registration during such 50-trading day period immediately following the maturity date for the Notes) and (2) the 50th trading day immediately following the date on which (i) there are no longer outstanding any Notes or (ii) there are no Common Shares delivered or deliverable upon exchange thereof that would be “restricted securities" (within the meaning of Rule 144 under the Securities Act).

If the Operating Partnership does not fulfill certain of its obligations under the Registration Rights Agreement (a "Registration Default"), the Operating Partnership will be required to pay additional interest to holders of the Notes. If a holder of the Notes exchanges some or all of its Notes, such holder will not be entitled to additional interest with respect to the Notes so exchanged. However, if such holder exchanges some or all of its Notes when there exists a Registration Default, the Operating Partnership will increase the applicable exchange rate by 3% for each $1,000 principal amount of Notes so exchanged instead of paying any additional interest.

The description of the Indenture, the Notes, the Guarantee and the Registration Rights Agreement above is qualified in its entirety by reference to the text of the Indenture, form of the Notes and the Registration Rights Agreement, copies of which are included as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On January 7, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the Initial Purchasers or their respective affiliates and certain other financial institutions (the “Option Counterparties”). In addition, on January 8, 2026, in connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Company used approximately $9 million of the net proceeds from the Offering to pay the cost of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Shares upon any exchange of the Notes and/or offset any cash payments the Operating Partnership is required to make in excess of the principal amount of exchanged Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions will initially be $47.4880 per share and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the full text of the form of capped call confirmation relating to the Capped Call Transactions, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information with respect to the Notes, the Guarantee, the Indenture and the Registration Rights Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offer and sale of the Notes and the Guarantee to the Initial Purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Operating Partnership and the Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The offer and sale of the Notes, the Guarantee and the underlying Common Shares deliverable upon exchange of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to file a registration statement or a resale prospectus supplement to an effective shelf registration statement with the SEC providing for the registration of, and the sale on a continuous or delayed basis by the holders of, the Common Shares, if any, issuable upon exchange of the Notes, pursuant to the Registration Rights Agreement.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.
4.1*	Indenture, dated January 12, 2026, among the Operating Partnership, the Company and U.S. Bank Trust Company, National Association.
4.2*	Form of 2.375% Exchangeable Senior Notes due 2031 (included in Exhibit 4.1).
10.1*	Registration Rights Agreement, dated as of January 12, 2026, among the Operating Partnership, the Company and the Representative.
10.2*	Form of Capped Call Confirmation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2026

TANGER INC.

By:	/s/	Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER INC., its sole general partner

By:	/s/	Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)